UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2017

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.	Submission of Matters To a Vote of Security Holders

We held an annual meeting of stockholders on May 22, 2017, for purposes of:

  Electing five directors, each to serve until our 2018 Annual Meeting of Stockholders;
  Ratifying the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
  Approving our Amended and Restated 2014 Incentive Stock Plan.

All of the persons nominated to serve on our board of directors, namely Stephen Clarke, Thomas Murphy, Vincent DiVito, Mark Slade and Mark Stevenson, were elected to our board of directors, with shares voted as follows:

	Shares voted for	Shares withheld
Stephen Clarke	7,104,711	147,019
Thomas Murphy	6,805,012	446,718
Vincent DiVito	7,077,000	174,730
Mark Slade	7,013,681	238,049
Mark Stevenson	7,217,603	34,127

In addition, our shareholders ratified the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, with shares voted as follows:

Shares voted for	12,854,488
Shares against	1,017,587
Shares abstaining	9,359

Also, our shareholders approved our Amended and Restated 2014 Incentive Stock Plan, with shares voted as follows:

Shares voted for	5,929,940
Shares against	1,264,846
Shares abstaining	56,944

There were 6,629,704 broker non-votes in the election of directors and 6,629,704 broker non-votes regarding the approval of our Amended and Restated 2014 Incentive Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: May 24, 2017	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer